Exhibit 99.1

Gulf Resources, Inc. David Wong, VP of Finance E-mail: davidw@gulfresourcesinc.cn gfre.2008@yahoo.com	CCG Investor Relations Mr. Crocker Coulson, President Phone: +1-646-213-1915 E-mail: crocker.coulson@ccgir.com

Helen Xu E-mail: xuhy@gulfresourcesinc.cn beishengrong@163.com Website: http://www.gulfresourcesinc.cn/	Ms. Linda Salo, Financial Writer Phone: +1-646-922-0894 E-mail: linda.salo@ccgir.com Website: http://www.ccgirasia.com/

Gulf Resources Reports Second Quarter 2009 Results

New York & Shandong Province, August 10, 2009 - Gulf Resources, Inc. (OTCBB: GFRE) (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the three months ended June 30, 2009.

Second Quarter Highlights

•	Net revenue was $29.6 million, a year-over-year increase of 24.5%
•	Gross profit was $13.1 million, a year-over-year increase of 35.5%
•	Gross Margin was 44.4%, compared to 40.8% in second quarter of 2008

•	Net income was $9.0 million, or $0.07 per diluted share, compared to $6.3 million, or $0.06 per diluted share a year ago
•	Cash totaled $38.0 million as of June 30, 2009
•	Appointed a majority of independent Board of Directors

Second Quarter 2009 Results

“During the second quarter, we experienced strong growth in our chemical and crude salt business, mainly due to a robust recovery of China’s chemical industry and the demand from oil and gas exploration companies for our environmentally friendly chemical products,” said Xiaobin Liu, Chief Executive Officer of Gulf Resources. “Furthermore, our downstream chemical manufacturing customers began to accelerate purchases of bromine beginning in the second quarter of 2009, although low average selling prices compared to the year ago price level persisted throughout the second quarter.  Nonetheless, we achieved a record gross margin due to increased sales of crude salt and environmentally friendly chemical products combined with lower raw materials costs. Environmentally friendly chemical products were introduced in September last year and contributed to 22% of our chemical product sales this quarter compared to 20% in the first quarter of 2009.”

Gulf Resources’ revenue was $29.6 million for the second quarter of 2009, an increase of 24.5% from $23.8 million for the second quarter of 2008.  During the second quarter of 2009, the revenue from the bromine and crude salt segment was $20.5 million, or 69.4% of total revenue, compared to $18.0 million, or 75.8% for the second quarter of 2008. Revenue from bromine increased 1.6%, to $18.2 million from $17.9 million for the second quarter of 2008. Revenue from crude salt increased to $2.3 million, or 16.2% of revenue from the bromine and crude salt segment, from only $112,172, or 0.6% of revenue from the bromine and crude salt segment for the same period of last fiscal year, mainly due to the acquisition of salt pans and the improved utilization of halogen water.

Revenue from the chemical products segment was $9.1 million, or 30.6% of total revenue, for the second quarter of 2009, an increase of 57.4% from $5.8 million, or 24.2% of total revenue in the corresponding period last year. The growth in sales of chemical products was due to the expansion of production capacity and strong demand for new environmentally friendly additive products, including solid lubricant and polyether lubricant used in oil and gas exploration.

Gross profit for the second quarter of 2009 totaled $13.1 million, up 35.5% from $9.7 million for the second quarter of 2008. For the three months ended June 30, 2009, gross profit margin was 44.4%, compared to 40.8% for the corresponding period last year. The increased gross profit margin was due to lower raw material cost for bromine production, operational efficiencies as the Company grew in scale and increased sales of environmentally friendly additive products, which the Company sells at a higher unit price compared to generic oil and gas exploration additives, and crude salt, which has a lower production cost compared to bromine. Environmentally friendly additive products and crude salt had gross margins of approximately 42% and 75%, while bromine had a gross margin of 41% for the second quarter of 2009. These positive effects on gross margin were partially offset by the Company offering more competitive prices to its existing clients to maintain and expand market shares during the second quarter of 2009.

Research and development and general and administrative expenses for the second quarter of 2009 and 2008 were flat at $1.1 million. Income from operations for the second quarter of 2009 was $12.0 million, an increase of 40.5% from $8.6 million a year ago. Operating margin was 40.6% for the second quarter of 2009, compared to 36.0% for the second quarter of 2008.

Net income was $9.0 million for the second quarter of 2009, an increase of 42.7% from $6.3 million for the second quarter of 2008. Basic and diluted earnings per share in second quarter of fiscal year 2009 was $0.07, compared to basic and diluted earnings per share of $0.06 a year ago. Weighted average number of diluted shares for the three months ended June 30, 2009 was 122,168,842, compared to 99,668,842 for the corresponding period of fiscal 2008.

Six Month Results

Revenues for the first six months of 2009 were $53.2 million, up 16.2% from revenues of $45.8 million for the first six months of 2008. Gross profit was $23.2 million, up 21.4% from gross profit of $19.1 million for the six months of 2008. Gross margin was 43.7%, compared to 41.8% for the first six months of 2008. Operating income was $20.9 million, up 22.8% from $17.0 million for the first six months of fiscal 2008. Net income was $15.5 million, or $0.13 per basic and fully diluted share, compared to $12.4 million, or $0.12 per basic and fully diluted share, for the same period a year ago.

Financial Condition

As of June 30, 2009, Gulf Resources had cash of $38.0 million, current assets of $51.0 million, current liabilities of $23.5 million, working capital of $27.6 million, a current ratio of 2.17, and shareholders’ equity $90.2 million. The Company had no long term debt outstanding as of June 30, 2009.

For the six months ended June 30, 2009, the Company generated $19.3 million in cash flow from operations.  The Company incurred capital expenditures of $19.0 million in the first half of 2009, mainly due to the acquisition of bromine and crude salt manufacturing assets in February 2009 and the construction of new wells, halogen water channels, and a waste water disposal system at its SYCI location. The Company plans to invest approximately $10 million for the second half of fiscal 2009 to upgrade existing chemical production lines and to continue construction of its waste water disposal system. The Company may make additional investments in order to increase its bromine and crude salt production capacity.

Recent Developments

In July 2009, Gulf Resources appointed Mr. Nai Hui Miao to serve as the Company’s chief operating officer, effective July 16, 2009. His responsibilities will include overseeing the Company’s daily operations, sales and material procurement, in addition to monitoring account receivables. In the same month, the Company also appointed Mr. David Wong to serve as vice president of finance. He is responsible for corporate consolidated financial reporting with U.S GAAP compliance and reconciliation, financial planning and analysis, and strategic communication with the investment community.

In August 2009, the Company’s Board of Directors adopted resolutions approving a reverse split of the Company’s Common Stock on within a range of 1 for 4 to 1 for 9, so that every four (4) to nine (9) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split. The reverse split is part of the Company’s strategy to uplist its shares to a senior US stock market.

Business Outlook

“The strong downstream demand for our products was in line with the general expansion of manufacturing industries in China for the last five consecutive months. We expect bromine prices to increase steadily in the remainder of 2009 as we continue to see domestic demand for bromine exceed domestic supply, and as we have seen major customers become more accommodating towards higher offering prices due to optimism regarding future market conditions,” commented Mr. Liu. “We intend to leverage our production license by seeking additional bromine mining resources and related production assets through acquisitions in Shandong while improving the utilization of residual halogen water to increase the extraction of crude salt, which is a by-product of bromine production.”

“We expect our overall gross margin to remain high for the second half of 2009 as we continue to see strong demand for our higher-margin products, such as environmentally friendly oil and exploration chemical additives and crude salt. Over the next few months, we plan to upgrade our older chemical production line to comply with the development and production of environmentally friendly chemical additives for agricultural applications.  Not only do we believe there is strong demand for these products, but the upgrade would entitle us to apply for VAT rebates from the Chinese government. These rebates are designed to promote environmentally friendly investment in China’s domestic chemical industry, thereby supporting the competitive position of companies that are offering environmentally friendly products,” concluded Mr. Liu.

For fiscal year 2009, Gulf Resources reaffirms the revenue guidance of approximately $98 million to $103 million, net income of approximately $27 million to $29 million, and diluted earnings per share of $0.22 to $0.24, using a share count of 122,168,842.

Conference Call

Gulf Resources’ management will host a conference call at 8:00 AM Eastern Daylight Time on Tuesday, August 11, 2009 to discuss its results for the three months ended June 30, 2009. To participate in this live conference call, please dial 866-800-8648 five to ten minutes prior to the scheduled conference call time. International callers should call +1 617-614-2702. The conference participant pass code is 362 483 30.

A replay of the conference call will be available for 14 days starting from 10:00 AM Eastern Daylight Time on Tuesday, August 11 2009. To access the replay, call 888-286-8010. International callers should call +1 617-801-6888. The pass code is 501 433 31.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn ..

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- Financial tables to follow-

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

NET REVENUE
Net sales	$29,590,897	$23,766,179	$53,224,436	$45,799,736

OPERATING EXPENSES
Cost of net revenue	16,445,804	14,062,903	29,986,744	26,662,623
Research and development cost	125,095	135,275	250,065	267,109
General and administrative expenses	996,441	1,009,088	2,095,821	1,863,630
	17,567,340	15,207,266	32,332,630	28,793,362

INCOME FROM OPERATIONS	12,023,557	8,558,913	20,891,806	17,006,374

OTHER INCOME (EXPENSES)
Interest expense	(33)	-	(27,043)	(60,111)
Interest income	23,762	18,581	45,792	44,257
Sundry income (expense)	-	14,195	-	(4,543)

INCOME BEFORE INCOME TAXES	12,047,286	8,591,689	20,910,555	16,985,977

INCOME TAXES - current	3,075,682	2,305,780	5,405,837	4,552,477

NET INCOME	$8,971,604	$6,285,909	$15,504,718	$12,433,500

EARNINGS PER SHARE:
BASIC	$0.07	$0.06	$0.13	$0.12
DILUTED	$0.07	$0.06	$0.13	$0.12

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	122,168,842	99,668,842	119,442,323	99,668,842
DILUTED	122,168,842	99,668,842	119,442,323	99,676,655

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009 AND DECEMBER 31, 2008

	June 30,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash	$37,957,195	$30,878,044
Accounts receivable, net of allowance	12,072,883	11,674,645
Inventories	329,800	418,259
Prepayment and deposit	639,994	229,408
Prepaid land lease	15,828	15,849
Deferred tax asset	3,449	3,453
Other receivable	2,285	2,641
	51,021,434	43,222,299

PROPERTY, PLANT AND EQUIPMENT, Net	61,881,863	45,399,456

PREPAID LAND LEASE, Net of current portion	728,791	737,711

TOTAL ASSETS	$113,632,088	$89,359,466

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,163,201	$4,746,993
Loan Payable	4,028,750	4,034,250
Note and loan payable – related parties	1,650,000	4,650,000
Due to related party	7,667,138	852,068
Taxes payable	4,960,474	4,269,442
TOTAL CURRENT LIABILITIES	23,469,563	18,552,753

NON CURRENT LIABILITIES
Note payable, net of current portion	-	18,337,493

TOTAL LIABILITIES	23,469,563	36,890,246

STOCKHOLDERS' EQUITY

PREFERED STOCK ; $0.001 par value; 1,000,000 shares
authorized none outstanding	-	-
COMMON STOCK; $0.0005 par value; 400,000,000 shares
authorized; 122,168,842 and 99,668,842 shares
issued and Outstanding in 2009 and 2008	61,084	49,834

ADDITIONAL PAID-IN CAPITAL	35,268,268	13,035,293

RETAINED EARNINGS – UNAPPROPRIATED	47,322,183	31,817,465

RETAINED EARNINGS – APPROPRIATED	3,223,418	3,223,418

CUMULATIVE TRANSLATION ADJUSTMENT	4,287,572	4,343,210

TOTAL STOCKHOLDERS' EQUITY	90,162,525	52,469,220

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,632,088	$89,359,466

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,504,718	$12,433,500
Adjustments to reconcile net income
to net cash provided by operating activities
Amortization of warrants issued for expenses	309,500	369,381
Amortization of prepaid expenses by shares	32,232	145,484
issued for consulting fee
Depreciation of fixed assets	3,026,880	2,136,053
Amortization of prepaid expenses	7,983	-
Bad debt provision	61,455	-
(Increase) decrease in assets
Accounts receivable	(475,162)	(8,151,159)
Inventories	88,034	(1,424,086)
Prepayment and deposit	(410,997)	(365,382)
Increase (decrease) in liabilities
Accounts payable and accrued expenses	419,562	1,968,076
Taxes payable	691,379	2,218,473

Net cash provided by operating activities	19,255,584	9,330,340

CASH FLOWS USED IN INVESTING ACTIVITIES
Restricted cash	-	(4,078,833)
Construction in progress	(3,299,175)	-
Property, plant and equipment	(15,663,051)	(16,845,218)

Net cash used in investing activities	(18,962,226)	(20,924,051)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from loan payable	-	5,590,800
Advances from related party	6,829,785	2,998,281
Repayment on bank loan	-	(3,843,675)

Net cash provided by financing activities	6,829,785	6,745,406

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	(43,992)	459,343

NET INCREASE IN CASH	7,079,151	(4,388,962)

CASH - BEGINNING OF PERIOD	30,878,044	10,773,875

CASH - END OF PERIOD	$37,957,195	$6,384,913

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